Exhibit 10.9

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) dated March 1, 2023, and as it may be amended from time to time, is entered into by and between OS Therapies, a Delaware Incorporation, with its principal place of business at 15825 Shady Grove Road, Suite 135 Rockville, Maryland 20850 (the “Company”), and Alan Musso of [***] (“Consultant”).

1. Consulting Relationship. During the term of this Agreement, Consultant will provide consulting services (the “Services”) to the Company as described on Exhibit A attached to this Agreement. Consultant represents that Consultant has the qualifications, the experience and the ability to properly perform the Services. Consultant shall use Consultant’s best efforts to perform the Services such that the results are satisfactory to the Company. Consultant is allowed to work offsite and coordinate all actions in performing the Services remotely.

2. Fees and Expenses. As consideration for the Services to be provided by Consultant and other obligations, the Company shall pay to Consultant cash and equity compensation amounts, and the Company shall promptly reimburse Consultant for all travel expenses that are pre-approved in writing by the Company and reasonable entertainment and other expenses incurred or paid by Consultant in connection with, or related to, the performance of Consultant’s responsibilities or services under this Agreement (collectively, the “Expenses”), upon presentation by Consultant of documentation, expense statements, vouchers, and such other supporting information as the Company may request, or as may be consistent with standard Company practices (collectively, the “Expense Documentation”) as well as summary of the trip to include the persons met, the topics discussed, the next steps to be taken, and follow-up and action items from the meetings.

3. Term and Termination. Consultant shall serve as a consultant to the Company for twelve (12) months (the “Term”). This Agreement may be terminated by either party upon 30 days’ notice which may be given by email with confirmation of receipt or by overnight mail with proof of receipt to the address of either the Company or Consultant as set forth in this Agreement, provided, however, that any fees or equity earned by Consultant during the Term but not paid during the Term shall be paid to Consultant following termination of this Agreement as if this Agreement remained in effect. This Agreement may be renewed or extended by mutual consent upon expiration of the Term.

4. Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and not that of an employee.

(a) Method of Provision of Services. Consultant shall be solely responsible for determining the method, details and means of performing the Services. Consultant may, at Consultant’s own expense, employ or engage the service of such employees, independent contractors or subcontractors as Consultant deems necessary to perform the Services required by this Agreement (the “Assistants”). Such Assistants are not the employees of the Company and Consultant shall be wholly responsible for the professional performance of the Services by his Assistants such that the results are satisfactory to the Company. Consultant shall expressly advise the Assistants of the terms of this Agreement, and ensure that any Assistants who have access to the Confidential Information (defined below) are bound by a non-disclosure agreement in content substantially equivalent to the provisions hereof prior to any disclosure of the Confidential Information to such persons.

(b) No Authority to Bind Company. Neither Consultant, nor any partner, agent or employee of Consultant, has authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

(c) No Benefits. Consultant acknowledges and agrees that Consultant (or Consultant’s employees, if Consultant is an entity) will not be eligible for any Company employee benefits and, to the extent Consultant (or Consultant’s employees, if Consultant is an entity) otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Consultant (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

(d) Taxes; Indemnification. Consultant shall pay all taxes associated with Consultant’s fees received under this Agreement. Consultant shall have full responsibility for applicable taxes for all compensation paid by Consultant to its partners, agents or its employees under this Agreement, and for compliance with all other applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization and Consultant’s partners, agents and employees, including state worker’s compensation insurance coverage requirements for Consultant’s partners, agents and employees. Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor or employment requirements, including any liability for, or assessment of, social charges or withholding taxes imposed on the Company by the relevant taxing authorities with respect to any fees paid under the terms of this agreement by the Company to Consultant and any compensation paid by Consultant to its partners, agents or employees.

5. Supervision of Consultant’s Services. All of the Services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Company’s Chief Executive Officer (“CEO”). Consultant will be required to report to the Company’s CEO concerning the Services performed under this Agreement. The nature and frequency of these reports (oral or written) will be left to the discretion of the Company’s CEO.

6. Consulting or Other Services for Competitors. Consultant represents and warrants that Consultant does not presently perform or intend to perform, during the term of the Agreement, consulting or other services for, or engage in or intend to engage in an employment relationship with, companies whose businesses in any way involve products or services which are competitive with the Company’s products or services, or those products or services currently proposed or in development by the Company (collectively, “Competitive Activity”). In the event Consultant desires to engage in Competitive Activity, Consultant agrees that, in advance of engaging in such Competitive Activity, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, provide services, or become employed by and to provide information sufficient to allow the Company to determine if such work would conflict with the terms of this Agreement, the interests of the Company or further services which the Company might request of Consultant. Company shall promptly notify Consultant in writing if the Company determines that such Competitive Activity conflicts with the terms of this Agreement, including the terms of the Confidentiality Agreement, if any (“Conflict Notice”). In the event Consultant engages in such Competitive Activity following receipt of a Conflict Notice, the Company may elect to terminate this Agreement immediately, subject to the Company’s obligation to pay Consultant the Fee pursuant to Exhibit B attached hereto.

7. Conflicts with this Agreement. Consultant represents and warrants that neither Consultant nor any of Consultant’s partners, employees or agents is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant has disclosed to the Company or which is necessary for the performance of the Services under this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to the Company herewith any third party products, ideas, processes, or other techniques, without the express, written prior approval of the Company. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services required by this Agreement.

8. Indemnification. The Company agrees to indemnify and hold harmless Consultant from any claims by any third parties against Consultant based upon an alleged violation of Section 7 of this Agreement. Consultant shall notify the Company within five (5) calendar days upon receipt of any complaint, claim or legal action brought by a third party (a “Third Party Claim”) alleging a violation of Section 7 of this Agreement.; provided however, that any failure to provide or delay in providing such information shall not constitute a bar or defense to indemnification except to the extent the Company is prejudiced thereby. The Company shall have the right to assume the defense of such Third Party Claim with counsel reasonably satisfactory to Consultant. Consultant shall not be liable to the Company for any legal or other expenses subsequently incurred by the Company in connection with the defense of such Third Party Claim except as hereinafter provided. If the Company elects to assume such defense and select counsel, Consultant may participate in such defense through his own separate counsel, but the fees and expenses of such counsel shall be borne by Consultant unless: (i) otherwise specifically agreed by the Company; or (ii) counsel selected by Consultant determines that because of a conflict of interest between the Company and Consultant such counsel for the Company cannot adequately represent both parties in conducting the defense of such action. In the event Consultant maintains separate counsel because counsel selected by the Company has determined that such counsel cannot adequately represent both parties because of a conflict of interest between the Company and Consultant, then the Company shall not have the right to direct the defense of such Third Party Claim on behalf of Consultant.

9. Confidentiality. At all times during the term of this Agreement and thereafter for a period of three (3) years, Consultant shall keep confidential and not disclose, directly or indirectly, and shall not use for the benefit of itself or any other individual or entity any Confidential Information of the Company and shall take reasonable measures to safeguard such information. “Confidential Information” means any trade secrets or confidential or proprietary information whether written, digital, oral or other form which is unique, confidential or proprietary to the Company, including, but not limited to, the terms and conditions of this Agreement, and any other materials or information related to the business or activities of the Company which are not generally known to others engaged in similar businesses or activities. The term “Confidential Information” shall not include information which (i) becomes available to the public other than as a result of a disclosure by the Company, (ii) was rightfully available to Consultant on a non-confidential basis prior to its disclosure, or (iii) becomes rightfully available to Consultant on a non-confidential basis from a source other than the Company or its representatives, provided that such source is not bound by a confidentiality agreement with the Company. Consultant shall return to the Company any of the Company’s Confidential Information upon request and/or upon termination of this Agreement.

10. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties.

(b) Sole Agreement. This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws.

(e) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(g) Arbitration. Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding arbitration in Washington, D.C. accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply Delaware law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 10(g) shall not apply to the Confidentiality Agreement set forth in Section 9.

(h) Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

(i) Entire Agreement. This Agreement together with the Confidentiality Agreement, contain the entire agreement among the parties with respect to the matters addressed in this Agreement.

[Signature Page Follows]

WHEREFORE, the parties have executed this Consulting Agreement as of the date set forth above.

OS Therapies

By:	/s/ Paul Romness
	Name:	Paul Romness
	Title:	Chief Executive Officer

By:	/s/ Alan Musso
	Name:	Alan Musso
	Title:	Chief Financial Officer Advisor

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

The Company wishes to engage Consultant to perform the following Services: As Chief Financial Officer leading the development and assisting in the implementation of a strategic and tactical plan for the following initiatives; Prepare OS Therapies (OST) to raise the necessary funding, prepare OST for IPO, assist and advise in IPO process, assist and advise on post-IPO regulatory and reporting requirements, guide post-IPO financial activities, and overall team coordination of assets and opportunities.

EXHIBIT B

COMPENSATION

The Company agrees to pay Consultant a monthly retainer starting at $10,000/month, along with equity compensation in an amount equal to 25,000 shares of Company, to vest as follows:

(1) 25% upon signing this agreement
(2) 25% upon completion of IPO
(3) 25% upon completion of 3 months post-IPO
(4) 25% upon completion of 6 months post-IPO

Additional compensation will be determined at the agreement of the Consultant and the Company.